Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact Name of Registrant as Specified In Its Articles of Amalgamation)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity(3)	Common Stock, no par value, issuable upon exercise of Rights	457(o)	—	—	$23,068.85	0.00014760	$3.40

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

		Total Offering Amounts				$23,068.85		$3.40

		Total Fees Previously Paid						—

		Net Fee Due						$3.40

(1)

The securities registered hereunder include an indeterminate number of common shares which shall have an aggregate initial offering price not to exceed C$31,362.10. The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of US$1.00 equals C$1.3595 as of December 8, 2023, as announced by the Federal Reserve Bank on December 11, 2023. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Estimated solely for the purpose of calculating the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed US$21,834,061.14 on the Registration Statement on Form S-1, as amended (File No. 333-275172), which was declared effective by the Securities and Exchange Commission on November 24, 2023. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of US$23,068.85 is hereby registered.

(3)	This registration statement relates to the shares of the Registrant’s common shares issuable upon the exercise of transferable subscription rights pursuant to the rights offering.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A